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                                                                    EXHIBIT 21.1

                LIST OF SUBSIDIARIES OF SCG HOLDING CORPORATION


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
                      LEGAL NAME                                        PLACE OF INCORPORATION
DOMESTIC COMPANIES:
Semiconductor Components Industries, LLC--doing         Delaware
  business as ON Semiconductor
SCG International Development LLC                       Delaware
Semiconductor Components Industries Puerto Rico, Inc.   Delaware

SCG (China) Holding Corporation                         Delaware
SCG (Malaysia SMP) Holding Corporation                  Delaware
SCG (Czech) Holding Corporation                         Delaware
FOREIGN COMPANIES:
AMERICAS
SCG do Brasil Ltda.                                     Brazil
SCG Canada Limited                                      Canada
SCG Mexico, S.A. de C.V.                                Mexico
EUROPE
SCG Czech Design Center s.r.o.                          Czech Republic
SCG Holding (Netherlands), B.V.                         Netherlands
SCG Investments EURL                                    France
SCG France S.A.S.                                       France
Semiconductor Components Industries Germany GmbH        Germany
SCG Italy s.r.l.                                        Italy
SCGS AB                                                 Sweden
Semiconductor Components Industries UK Limited          United Kingdom
Slovakia Electronics Industries, a.s.                   Slovakia
ASIA
SCG Hong Kong SAR Limited                               Hong Kong
SCG India Private Ltd.                                  India
SCG Japan Ltd.                                          Japan
SCG Korea Limited                                       Korea
SCG Malaysia Holdings Sendirian Berhad                  Malaysia
SCG Asia Capital PTE Ltd.                               Malaysia
SCG Industries Malaysia Sdn Bnd                         Malaysia
SCG Philippines Inc.                                    Philippines
Semiconductor Components Industries Singapore Ptc.      Singapore
  Ltd.
Semiconductor Components Industries (Thailand) Limited  Thailand
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